Exhibit: 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OFTHE SARBANES-OXLEY ACT OF 2002

In connection with the Aom Minerals Ltd., (the "Company") on 10QSB/A for the period ending May 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brennan Wood , Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 20, 2007.

/s/ “Brennan Wood”
Brennan Wood

Chief Financial Officer
(Title)